As filed with the Securities and Exchange Commission on August 4, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Palvella Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	30-0784346
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

353 W. Lancaster Ave, Suite 200

Wayne, Pennsylvania 19087

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

2024 Equity Incentive Plan

(Full title of the plan)

Wesley H. Kaupinen

President and Chief Executive Officer
Palvella Therapeutics, Inc.

353 W. Lancaster Ave

Suite 200

Wayne, Pennsylvania 19087

(484) 253-1461

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachael M. Bushey, Esq.

Jennifer L. Porter, Esq.

Goodwin Procter LLP

3025 John F Kennedy Blvd

Philadelphia, PA 19104

(445) 207-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

On April 27, 2026, the Board of Directors of Palvella Therapeutics, Inc. (the “Company”) adopted, subject to approval by the stockholders, an amendment to the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (the “2024 Plan”) (such amendment, the “Amendment” and the 2024 Plan, after giving effect to the Amendment, the “Amended 2024 Plan”), which the stockholders of the Company approved at the Company’s 2026 Annual Meeting of Stockholders held on June 10, 2026. The Amendment increased the number of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”), authorized for issuance thereunder by 750,000 shares of Common Stock (the “Additional Shares”). This Registration Statement on Form S-8 (the “Registration Statement”) is being filed solely for the purpose of registering the Additional Shares for issuance under the Amended 2024 Plan.

Such Additional Shares are of the same class of securities as the shares of Common Stock issuable under the 2024 Plan for which the currently effective Registration Statement on Form S-8 (File No. 333-285029) filed with the Securities and Exchange Commission (the “Commission”) on February 18, 2025 (the “Prior Registration Statement”), was filed. Upon the effectiveness of this Registration Statement, an aggregate of 4,205,433 shares of Common Stock will be registered for issuance from time to time under the Amended 2024 Plan, inclusive of the Additional Shares. Pursuant to General Instruction E of Form S-8 regarding registration of Additional Securities, the contents of the Prior Registration Statement are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Prior Registration Statement are presented herein.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The registrant hereby incorporates by reference into this Registration Statement the following documents filed with the Commission:

(a)	The registrant’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the Commission on March 31, 2026, including the information specifically incorporated by reference into the Annual Report on Form 10-K from the registrant’s Definitive Proxy Statement for its 2026 Annual Meeting of Stockholders, filed by the registrant with the Commission on April 30, 2026;

(b)	The registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026, filed with the Commission on May 7, 2026 and August 4, 2026, respectively;

(c)	The registrant’s Current Reports on Form 8-K (in each case other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports related to such items) filed with the Commission on January 12, 2026, January 29, 2026, February 24, 2026, February 26, 2026, April 7, 2026, April 13, 2026, May 13, 2026, May 15, 2026, May 20, 2026, June 16, 2026, June 30, 2026 and July 14, 2026; and

(d)	The description of the registrant’s common stock, par value $0.001 per share (the “Common Stock”) contained in the registrant’s Registration Statement on Form 8-A (File No. 001-37471), filed by the registrant with the Commission under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on June 24, 2015, including any amendments or reports filed for the purpose of updating such description.

All documents that the registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances will any information filed under current items 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

Exhibit Number	Exhibit table

3.1	Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 18, 2014).
3.2	Certificate of Change to Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on April 18, 2024).
3.3	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 12, 2024).
3.4	Certificate of Amendment to the Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.11 to the registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 16, 2024).
3.5	Certificate of Withdrawal of the Series F Preferred Stock (incorporated by reference to Exhibit 3.10 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 16, 2024).
3.6	Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 18, 2014).
3.7	Amendment to the Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on September 3, 2019).
4.1	Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 16, 2024).
5.1*	Opinion of Brownstein Hyatt Farber Schreck, LLP.
23.1*	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.
23.2*	Consent of Brownstein Hyatt Farber Schreck, LLP (included in Exhibit 5.1).
24.1*	Power of Attorney (included on signature page).
99.1#	Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) as filed with the Commission on December 12, 2024).
99.2#	Amendment No. 1 to Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on June 16, 2026).
99.3#	Form of Stock Option Grant Notice and Stock Option Agreement under the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 16, 2024).
99.4#	Form of Notice of Grant of Restricted Stock Unit Award under the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.30 to the Registrant’s Current Report on Form 8-K (File No. 001-37471) filed with the Commission on December 16, 2024).
99.5#	Form of Notice of Grant of Performance-Based Restricted Stock Unit Award under the Palvella Therapeutics, Inc. 2024 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-37471) filed with the Commission on August 4, 2026).
107*	Filing fee table.

*	Filed herewith.
#	Denotes management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on this 4th day of August, 2026.

Palvella Therapeutics, Inc.

By:	/s/ Wesley H. Kaupinen
Name: Wesley H. Kaupinen
Title: President and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

KNOW ALL BY THESE PRESENT, that each individual whose signature appears below hereby constitutes and appoints each of Wesley H. Kaupinen and Matthew E. Korenberg, as such person’s true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for such person in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

NAME	TITLE	DATE

/s/ Wesley H. Kaupinen	President, Chief Executive Officer and Director	August 4, 2026
Wesley H. Kaupinen	(Principal Executive Officer)

/s/ Matthew E. Korenberg	Chief Financial Officer and Treasurer	August 4, 2026
Matthew E. Korenberg	(Principal Financial Officer and Principal Accounting Officer)

/s/ George M. Jenkins	Chairman of the Board of Directors	August 4, 2026
George M. Jenkins

/s/ Todd C. Davis	Director	August 4, 2026
Todd C. Davis

/s/ Elaine J. Heron, Ph D.	Director	August 4, 2026
Elaine J. Heron, Ph D.

/s/ Christopher Kiritsy	Director	August 4, 2026
Christopher Kiritsy

/s/ Tadd S. Wessel	Director	August 4, 2026
Tadd S. Wessel

/s/ John Doux, M.D., M.B.A	Director	August 4, 2026
John Doux, M.D., M.B.A

/s/ Matthew Pauls, J.D., M.B.A	Director	August 4, 2026
Matthew Pauls, J.D., M.B.A